Exhibit 99.3

Independent Auditor’s Report

To the Shareholders and Board of Directors of

Generation Income Properties, Inc.

Opinion

We have audited the accompanying statement of revenue and certain direct operating expenses of the property located at 1220 South Duff Avenue, Ames, Iowa (the “Ames Property”) for the year ended December 31, 2023, and the related notes to the financial statement (collectively referred to as the “financial statement”).

In our opinion, the accompanying financial statement presents fairly, in all material respects, the revenue and certain direct operating expenses of the Ames Property for the year ended December 31, 2023, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statement section of our report. We are required to be independent of the Ames Property and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter — Basis of Accounting

We draw attention to Note 2 to the financial statement, which describes that the accompanying financial statement was prepared for the purpose of complying with the provisions of Article 3-14 of the Regulation S-X (for inclusion in this Form 8-K of Generation Income Properties, Inc.) and is not intended to be a complete presentation of Ames Property’s revenues and expenses. As a result, the financial statement may not be suitable for another purpose. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibilities for the Audit of the Financial Statement

Our objectives are to obtain reasonable assurance about whether the financial statement as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statement.

In performing an audit in accordance with GAAS, we:

•
Exercise professional judgment and maintain professional skepticism throughout the audit.
•
Identify and assess the risks of material misstatement of the financial statement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Ames Property’s internal control. Accordingly, no such opinion is expressed.
•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statement.
•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Ames Property’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ CohnReznick, LLP

New York, New York

November 8, 2024

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

For the Six Months Ended June 30, 2024 and Twelve Months Ended December 31, 2023

	Six months ended	Twelve months ended
	June 30, 2024 (unaudited)	December 31, 2023
Revenue
Rental income	$273,592	$535,419
Total revenue	273,592	535,419
Certain Expenses
Building expenses	$7,687	$10,083
Real estate taxes	57,606	109,433
Insurance expense	5,564	10,433
Total expenses	70,857	129,949
Revenues in excess of certain expenses	$202,735	$405,470

The accompanying notes are an integral part of these financial statements.

Ames Property

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

For the Six Months Ended June 30, 2024 (unaudited) and Twelve Months Ended December 31, 2023

(1) Organization

On August 23, 2024, Generation Income Properties, L.P., the operating partnership (the “Operating Partnership”) of Generation Income Properties, Inc. (the “Company”), completed the acquisition of a 30,465 unaudited square-foot, single-tenant retail property in Ames, Iowa (the “Ames Property”). The acquisition was made by GIPIA 1220 S Duff Avenue, LLC, a Delaware limited liability company and single-purpose subsidiary of the Operating Partnership that was formed for the purpose of effecting the acquisition (the “Iowa SPE”). The Operating Partnership, through the Iowa SPE, purchased the Property pursuant to a Purchase and Sale Agreement, dated June 13, 2024, between the Operating Partnership and Duff Daniels, LLC, an Iowa limited liability company, Westbrook Daniels, LLC, an Iowa limited liability company, and Westbrook Wolf, LLC, an Iowa limited liability company (collectively, the “Seller”), at a purchase price of approximately $5.5 million, excluding transaction costs (as amended, the “Ames Purchase and Sale Agreement”). Pursuant to an Assignment and Assumption of Purchase and Sale Agreement, effective as of August 23, 2024 (the “Ames Assignment Agreement”), the Operating Partnership assigned, and the Iowa SPE assumed, all of the Operating Partnership’s right, title and interest in and under the Ames Purchase and Sale Agreement, giving the Iowa SPE the right to acquire the Ames Property pursuant to the Ames Purchase and Sale Agreement. The Seller is not an affiliate of the Company or the Operating Partnership. The purchase price of the Ames Property and related transaction costs were funded using preferred equity of the Iowa SPE of approximately $3,080,000 purchased by JCWC Funding, LLC, a third-party investor (“JCWC”), and approximately $2,495,000 of debt financing from Valley National Bank (“Valley”).

(2) Basis of Presentation

The accompanying statements of revenues and certain direct operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the United States Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations be included with certain filings with the SEC. The Historical Summary includes the historical revenues and operating expenses of the Ames Property, exclusive of interest expense, depreciation and amortization expense, and other nonrecurring owner specific expenses, which may not be comparable to the corresponding amounts reflected in the future operations of the Ames Property.

In the opinion of management, all adjustments necessary for a fair presentation of such Historical Summary have been included. Such adjustments consisted of normal recurring items.

(3) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4) Significant Accounting Policies

Revenue Recognition

The operations of the Ames Property consists primarily of rental revenue earned under the leases of the building lease which provides for noncontingent annual rent escalations and charges to the tenant for real estate taxes and certain operating expenses.

Rental revenue for the leases is recognized by amortizing the aggregate lease payments on a straight-line basis over the terms of the lease and is accounted for as an operating lease.

(5) Future Minimum Rentals

The aggregate annual minimum base rent to be received is as follows:

As of June 30, 2024
2024 (6 months remaining)	$202,735
2025	440,807
2026	452,372
2027	452,372
2028	452,372
Thereafter	563,916
$2,564,574